UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 23, 2014

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Certain statements contained in this Current Report on Form 8-K, may constitute forward-looking statements subject to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by phrases such as “anticipates,” “believes,” “estimates,” “expects,” “plans” or other words or phrases of similar import, and includes statements made concerning the expected cost of the voluntary recall.  Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the Company’s actual results to differ materially from those projected or implied by these forward-looking statements.  Factors that could cause results to differ include a higher than expected response to the voluntary recall, a change in the amount of shared costs from the monitor manufacturer, and additional factors found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.  These forward-looking statements are based on information as of the date hereof, and the Company assumes no obligation to publicly update or revise its forward-looking statements, except as required by law.

Item 7.01.                                        Regulation FD Disclosure.

On April 23, 2014, Summer Infant, Inc. (the “Company”) announced a voluntary recall of rechargeable batteries in certain of its handheld video monitors.  Currently, the Company believes costs associated with the voluntary recall will be low, and estimates such costs to be approximately $300,000, including expected shared costs from its monitor manufacturer.  The recall announcement can be viewed at www.cpsc.gov/recalls.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: April 23, 2014	By:	/s/ Paul Francese
Paul Francese
Chief Financial Officer